Exhibit 99.1
Shareholder Rights and Voting Options National Fuel Gas Company

Safe Harbor Certain statements contained herein, including statements regarding future financial and operating performance and condition, as well as statements that are identified by the use of the words "anticipates," "estimates," "expects," "forecasts," "intends," "plans," "predicts," "projects," "believes," "seeks," "will" and "may" and similar expressions, are "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company's expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions, including economic disruptions caused by terrorist activities, acts of war or major accidents; changes in demographic patterns and weather conditions, including the occurrence of severe weather such as hurricanes; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments or the valuation of the Company's natural gas and oil reserves; uncertainty of oil and gas reserve estimates; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company's actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between various types of oil; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; changes in laws and regulations to which the Company is subject, including changes in tax, environmental, safety and employment laws and regulations; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs or plans; the nature and projected profitability of pending and potential projects and other investments, and the ability to obtain necessary governmental approvals and permits; occurrences affecting the Company's ability to obtain funds from operations, from borrowings under our credit lines or other credit facilities or from issuances of other short-term notes or debt or equity securities to finance needed capital expenditures and other investments, including any downgrades in the Company's credit ratings; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; impairments under the SEC's full cost ceiling test for natural gas and oil reserves; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company's relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company; changes in actuarial assumptions and the return on assets with respect to the Company's retirement plan and post-retirement benefit plans; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Important Information Regarding 2008 Proxy IMPORTANT INFORMATION AND WHERE TO FIND IT In connection with its 2008 Annual Meeting, National Fuel Gas Company has filed a preliminary proxy statement and will be filing a definitive proxy statement, WHITE proxy card and other materials with the U.S. Securities and Exchange Commission ("SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NATIONAL FUEL GAS COMPANY AND THE MATTERS TO BE CONSIDERED AT ITS ANNUAL MEETING. Investors may contact Morrow & Co., LLC, National Fuel Gas Company's proxy advisor for the 2008 Annual Meeting, at (800) 252-1959 or by email at nfginfo@morrowco.com. Investors may also obtain a free copy of the proxy statement and other relevant documents when they become available as well as other materials filed with the SEC concerning National Fuel Gas Company at the SEC's website at http://www.sec.gov. Free copies of National Fuel Gas Company's SEC filings are also available on National Fuel Gas Company's website at http://www.nationalfuelgas.com. These materials and other documents may also be obtained for free from: Secretary, National Fuel Gas Company, 6363 Main Street, Williamsville, New York 14221, (716) 857-7000. CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION National Fuel Gas Company and its directors are, and certain of its officers and employees may be deemed to be, participants in the solicitation of proxies from National Fuel Gas Company's stockholders with respect to the matters considered at National Fuel Gas Company's 2008 Annual Meeting. Information regarding these directors, and these certain officers and employees, is included in the preliminary proxy statement on Schedule 14A filed with the SEC on December 17, 2007, and on National Fuel Gas Company's website at http://www.nationalfuelgas.com. Security holders can also obtain information with respect to the identity of the participants and potential participants in the solicitation and a description of their direct or indirect interests, by security holdings or otherwise, for free, by contacting: Secretary, National Fuel Gas Company, 6363 Main Street, Williamsville, New York 14221, (716) 857-7000. More detailed information with respect to the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with National Fuel Gas Company's 2008 Annual Meeting.

Topics 1. Your Company's structure & performance 2. New Mountain - its recommendations, and why those recommendations are not in the best interest of shareholders and your Company 3. What is at risk 4. Your right to vote as a shareholder 5. Proxy Fight - what it means and what to expect 6. Voting Options

Major Business Segments National Fuel Gas Company Energy Mktg. Timber E&P P&S Utility National Fuel Gas Distribution Corporation National Fuel Gas Supply Corporation and Empire State Pipeline Seneca Resources Corporation Highland Forest Resources, Inc. and NE Div. Of Seneca Resources Corporation National Fuel Resources, Inc.

70 0.19 71 0.2 72 0.205 73 0.215 74 0.225 75 0.235 76 0.245 77 0.255 78 0.27 79 0.2875 80 0.3075 81 0.33 82 0.36 83 0.39 84 0.47 85 0.52 86 0.57 87 0.6 88 0.63 89 0.67 90 0.71 91 0.73 92 0.75 93 0.77 94 0.79 95 0.81 96 0.84 97 0.87 98 0.9 99 0.93 '00 0.96 '01 1.01 '02 1.04 '03 1.08 '04 1.12 '05 1.16 '06 1.2 '07 1.24 $0.19 '07 $1.24 Annual Rate At Fiscal Year End National Fuel Gas Company Dividend Growth

Shareholder Returns National Fuel versus S&P 500 1Q FY03 2Q FY03 3Q FY03 4Q FY03 1Q FY04 2Q FY04 3Q FY04 4Q FY04 1Q FY05 2Q FY05 3Q FY05 4Q FY05 1Q FY06 2Q FY06 3Q FY06 4Q FY06 1Q FY07 2Q FY07 3Q FY07 4Q FY07 National Fuel 5.64 12.77 35.72 20.45 30.26 32.55 36.21 55.88 57.48 60.42 63.85 95.47 79.92 90.42 106.25 115.11 129.85 159.79 161.95 184.99 S&P 500 8.44 5.02 21.17 24.38 39.49 41.85 44.28 41.57 54.61 51.3 53.36 58.88 62.19 69 66.57 75.98 87.75 88.95 100.81 104.85

Shareholders Current Ownership Overview Insiders New Mountain Other Insitutions Individuals Insiders 0.117 9.7 40.2 38.4 11.7 Percentages derived from Company estimates, as of December 14, 2007

New Mountain Proposals The following slides describe the proposals put forth by New Mountain, and the results of our thorough analysis, or an explanation of why those proposals are not in the best interest of all shareholders.

New Mountain Proposal 1 Proposal: "Develop, communicate and execute a plan to maximize value of NFG's Appalachian exploration & production ("E&P") assets"; New Mountain would like a faster pace. Why this is NOT in the best interest of Shareholders: We plan to drill 280 wells in the shallow Devonian region in 2008 (350 in 2009), and 18 wells in the deeper Marcellus Shale. New Mountain's proposal is based on a cursory overview using simple assumptions. Their pace would result in uneconomic wells and capital waste.

New Mountain Proposal 2 Proposal: "Explore Master Limited Partnership Structure ("MLP") for NFG's pipeline & storage assets" Why this is NOT in the best interest of Shareholders: Low tax basis of our assets Strong stock performance Integration of our Pipeline and Utility assets We come to this conclusion following thorough research and analysis, including assistance from Morgan Stanley (financial advisor)

New Mountain Proposal 3 Proposal: "Explore Master Limited Partnership Structure ("MLP") for NFG's California E&P assets" Why this is NOT in the best interest of Shareholders: In order for an MLP to be sustainable, it needs to grow. In the very near future we anticipate California production will begin to decline. For an MLP to be successful, cash distribution must grow substantially, and would require additional assets. A steep premium would need to be paid for eligible assets in today's market. We come to this conclusion following thorough research and analysis, including assistance from Morgan Stanley (financial advisor)

New Mountain Proposal 4 Proposal: "Explore Master Limited Partnership Structure ("MLP") for NFG's Appalachian E&P assets" Why this is NOT in the best interest of Shareholders: Shallow Appalachian wells exhibit steep decline curves, creating constant need for drilling success. Current production profile is too small to gain interest in MLP market. Development is too early at this time for consideration for MLP structure.

New Mountain Proposal 5 Proposal: "Explore sale of NFG's non-core operations" Why this is NOT in the best interest of Shareholders: The integration of our businesses is a large part of the strength of your Company. The marketing business is core without question. Our Timber business is a great naturally renewable source of income, and 90% of our timber acreage overlays mineral holdings. We are actively considering the future of our Landfill Gas business.

Summary From a "bigger picture" perspective, our Company would not benefit from New Mountain representation on our board. We have already evaluated and responded to the majority of their recommendations, and have given them ample opportunity to meet and discuss those recommendations with management. New Mountain's recommendations are flawed by inadequate analysis, and are not in the best interest of National Fuel shareholders. Do not think for a moment New Mountain is concerned for the long-term success of your Company, or is acting in our shareholders' best interest.

What is at Risk? Simply put, everything. Think of everything you have come to expect from your Company both today, and into the future. Think of the people that work next to you each and every day. The scenarios at play are beyond the scope of this presentation. As a Company, National Fuel has; Provided substantial returns to shareholders; Paid a dividend for 105 straight years, and increased that dividend for the last 37 years; and Run our business, in all aspects, in an ethical and responsible manner. We deserve to continue to run our Company in the best interest of shareholders.

All shareholders of National Fuel have the ability to vote to change the Board of Directors of your Company. For every share held, you hold a vote. On an annual basis, as a slate of directors' term expires, the opportunity exists to change the Board members. This year, more than ever, it is imperative that you support the current Board and Management at National Fuel, because a great deal is at risk. Shareholder Rights

Proxy Fight A proxy fight is when a shareholder or group of shareholders attempt to accumulate enough proxy votes on a corporate initiative, to significantly change the Company, or to acquire control of the Company. In our case, New Mountain, a hedge fund, has stated its intent to nominate three board members, to ensure strategic alternatives suggested by it are being seriously evaluated.

Proxy Fight - What to expect Each year, your Company provides all shareholders with an Annual Report, Proxy Statement, and Proxy Voting Card, and this year will no different. This year, due to the proxy contest, you may receive three (3) WHITE Proxy cards from your Company: One WHITE card IF you hold shares registered in your name; Another WHITE card IF you hold shares in a 401K Plan and/or ESOP Plan; and Another WHITE card IF you hold shares in street name (e.g., held with a broker or bank).

Proxy Fight - What to expect It is anticipated that you will also receive a Proxy Statement and Proxy Voting Card from New Mountain. New Mountain's Proxy Voting Card will be BLUE. You can expect multiple rounds of mail from both National Fuel and New Mountain, and each may again include a Proxy Voting Card. You can expect phone calls and other media related to this. We apologize in advance for any inconvenience this process may cause you.

Proxy Card OPTIONS Call the telephone number on the National Fuel Card Vote online at www.cesvote.com, using your unique ID Mail in your WHITE Proxy Card, and be sure to sign the back

Envelope To easily distinguish critical information sent by National Fuel, it will arrive in an envelope bearing this Red checkmark. Please be certain to open any mail that includes this on the outside, and read the enclosed information carefully.

Your Part We hope you will support your Company and Directors Brady, Kidder and Riordan. Be prepared to be contacted through mail, by phone, and various other forms of media. If you have any questions, please feel free to call me. Spread the word; Extend this important message to friends, family and neighbors.

Take Home Message Phil Ackerman, and the Officers of your Company are committed to fighting this contest on each and every front. We are charged with acting in the best interest of our shareholders. The results of our rigorous analysis of the New Mountain proposals and the proven success of our integrated business structure require that we fight to keep our current structure in place. We thank each of you for the hard work and dedication you put forth everyday, and promise to fight this battle for you and all of our shareholders, to ensure the great Company we have all built remains intact.